Exhibit 23.1

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated October 15, 2013, on the consolidated financial statements of Seven Arts Entertainment, Inc. as of June 30, 2013 and 2012 and the related consolidated statements of operations and other comprehensive income, stockholders’ equity and cash flows for the years then ended, as included in Form S-1 Registration Statement filed with the Securities and Exchange Commission.

/s/ The Hall Group, CPAs

The Hall Group, CPAs

Dallas, Texas

November 12, 2013